Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

VinFast Auto Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type(1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid
	Equity	Ordinary shares, no par value	Other	100,800,000	$5.46(2)	$550,368,000.00	0.00014760	$81,234.32
Fees Previously Paid	—	—	—	—	—	—	—	—
	Total Offering Amounts					$550,368,000.00		$81,234.32
	Total Fees Previously Paid							—
	Total Fee Offsets							$16,106.37
	Net Fee Due							$65,127.95

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fees Offset Claims	VinFast Auto Ltd.	F-4	333-272663	June 15, 2023		$16,106.37(4)	Equity	Ordinary shares, no par value	—	$146,155,865.44

Fees Offset Sources	VinFast Auto Ltd.	F-4	333-272663		July 7, 2017						$16,106.37

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security and proposed maximum aggregate offering price are based on the average of the high and low prices of the Company’s ordinary shares on The Nasdaq Stock Market LLC (“Nasdaq”) on October 20, 2023 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission), which was $5.46.

(3)

The registrant initially filed a registration statement on Form F-4 (File No. 333-272663) (as so amended and supplemented, the “Prior Registration Statement”) on June 15, 2023. The Prior Registration Statement was amended by Amendment No. 3 thereto on July 14, 2023 to reduce the maximum aggregate offering price from $390,376,425.00 to $244,220,559.56. The registrant has completed the offering that included the unsold securities under the Prior Registration Statement.